                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-A/A


        AMENDMENT NO. 2 TO REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          SEEQ TECHNOLOGY INCORPORATED
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             Delaware                                       94-2711298
             --------                                       ----------
(STATE OF INCORPORATION OR ORGANIZATION)                 (I.R.S. EMPLOYER
                                                         IDENTIFICATION NO.)

     47200 Bayside Parkway
       Fremont, California                                     94538
       -------------------                                     -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)


If this Form relates to the                             If this Form relates to the
registration of a class of debt                         registration of a class of debt
securities and is effective upon                        securities and is to become effective
filing pursuant to General Instruction                  simultaneously with the effectiveness
A(c)(1) please check the following box.                 of a concurrent registration statement
[ ]                                                     under the Securities Act of 1933
                                                        pursuant to General Instruction A(c)(2)
                                                        please check the following box.
                                                        [ ]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

           TITLE OF EACH CLASS                               NAME OF EACH EXCHANGE ON WHICH
           TO BE SO REGISTERED                               EACH CLASS IS TO BE REGISTERED

-------------------------------------------             -----------------------------------------


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                         PREFERRED SHARE PURCHASE RIGHTS
--------------------------------------------------------------------------------
                                (TITLE OF CLASS)

                                 AMENDMENT NO. 2
                      TO REGISTRATION STATEMENT ON FORM 8-A

        The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Registration Statement on Form 8-A dated May 2, 1995, as amended August 13, 1997, as follows:

ITEM 1.        Description of Registrant's Securities to be Registered.

               Except for and to the extent it is amended by the following paragraph, the description of the securities to be registered pursuant to this registration statement is incorporated herein by reference to the description of the securities contained in the Initial Form 8-A. Unless otherwise indicated herein, words and terms which are defined in the Rights Agreement (as defined herein) shall have the same meaning where used herein.

               The Rights Agreement dated as of April 21, 1995, as amended August 13, 1997 (the "Rights Agreement"), by and between SEEQ Technology Incorporated (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), was amended as of February 22, 1999 (the "Amendment"). The Amendment made changes to a section of the Rights Agreement concerning redemption of the Rights and to add a section confirming that none of the parties to the Agreement and Plan of Reorganization and Merger, dated as of February 21, 1999, among LSI Logic Corporation, Stealth Acquisition Corporation and the Registrant (the "Merger Agreement") would be deemed an Acquiring Person for purposes of the Rights Agreement. Consistent with recent Delaware caselaw, the Amendment also removed references in the Rights Agreement to "Continuing Directors."

               The amendment described above was effected by that certain Amendment No. 2 to the Rights Agreement dated as of February 22, 1999, by and between the Company and the Rights Agent.


ITEM 2.        EXHIBITS.


                           DESCRIPTION

                 1 Amendment No. 2 to Rights Agreement dated as of April 21, 1995, as amended August 13, 1997, by and between SEEQ Technology Incorporated and American Stock Transfer & Trust Company, as Rights Agent.

                                    SIGNATURE



               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         SEEQ TECHNOLOGY INCORPORATED



Date:  March 4, 1999                     By:  /s/ Gary R. Fish
                                              -------------------------------
                                              Gary R. Fish
                                              Vice President, Finance and Chief
                                              Financial Officer

                                    EXHIBITS



EXHIBIT
NUMBER            DESCRIPTION
------            -----------
1                 Amendment  No. 2 to Rights  Agreement  dated as of April 21, 1995,  as amended
                  August 13, 1997,  by and between  SEEQ  Technology  Incorporated  and American
                  Stock Transfer & Trust Company, as Rights Agent.